Ambiq Reports Second Quarter 2025 Financial Results

Revenue Increases 13.6% Sequentially on Strong Demand for Edge AI

AUSTIN, Texas, Sept. 4, 2025 -- Ambiq Micro, Inc. (“Ambiq”) (NYSE: AMBQ), a technology leader in ultra-low-power semiconductor solutions for edge AI, today announced financial results for the second quarter of 2025.

Second Quarter and Recent Highlights

•
Net sales increased 13.6% sequentially to $17.9 million
•
Expanded its Apollo5 System-on-Chip (SoC) family with introduction of the Apollo510B wireless SoC for power-constrained edge AI applications
•
Received Frost & Sullivan’s 2025 Global Company of the Year Award for its leadership in Healthcare Semiconductor Solutions
•
Successfully completed an upsized IPO of 4,600,000 shares of common stock at a price of $24.00 per share, including the full exercise of the underwriters' option to purchase additional shares, generating net proceeds of $97.2 million

Management Commentary

“Our recently completed IPO represents the next chapter of Ambiq’s journey leading the edge AI revolution and bringing intelligence to edge devices,” commented Fumihide Esaka, CEO of Ambiq. “Second quarter net sales increased 13.6% sequentially, reflecting solid customer demand for our highly differentiated technology platform. Ambiq’s ultra-low power solutions have been incorporated into more than 280 million edge devices to-date, and we are well positioned to capitalize on the rapid growth of edge AI applications.

“One of our top priorities is the continued expansion of our technical innovation and product development roadmap. As evidence of our progress, we recently announced the expansion of our successful Apollo5 product family with the introduction of the Apollo510B wireless SoC. This solution integrates a low-power Bluetooth® radio, making it an ideal solution for always-on, connected edge devices."

Mr. Esaka concluded by stating, “Looking ahead, our well-received IPO provides us with the additional capital necessary to accelerate our strategic initiatives that include broadening our customer base as well as penetrating new end markets and geographies in support of driving long-term profitable growth.”

Second Quarter 2025 Financial Results

Total net sales for the second quarter of 2025 was $17.9 million, compared to $15.7 million in the first quarter of 2025 and $20.3 million in the second quarter of 2024. The sequential increase in second quarter revenue was driven by increased customer demand and favorable product mix. The year-over-year decrease in net sales reflected Ambiq's strategic decision to diversify revenue toward higher value opportunities in geographies outside of China. In the second quarter of 2025, net sales to end customers in Mainland China were 11.5%, as compared to 42.0% in the second quarter of 2024.

Gross profit for the second quarter of 2025 was $7.2 million, or 40.1% of revenue, compared to $8.4 million, or 53.3% of revenue, in the first quarter of 2025 and $6.4 million, or 31.7% of revenue, in the second quarter of 2024. Non-GAAP gross profit for the second quarter was $7.6 million, or 42.7% of revenue, compared to $7.4 million, or 47.1% of revenue, in the first quarter of 2025 and $6.7 million, or 32.9% of revenue, in the second quarter of 2024. The sequential and year-over-year increase in non-GAAP gross profit for the second quarter of 2025 was primarily driven by a more favorable product and customer mix as Ambiq continued to execute on its strategic prioritization of geographies outside of China.

Operating expenses for the second quarter of 2025 were $16.0 million, compared to $17.1 million in the first quarter of 2025 and $17.4 million in the second quarter of 2024. Non-GAAP operating expenses for the second quarter of 2025 were $13.8 million, compared to $13.1 million in the first quarter of 2025 and $14.4 million in the second quarter of 2024.

Net loss for the second quarter of 2025 was $8.5 million, or ($18.89) per share, based on 449,785 weighted-average shares outstanding. This compares to a net loss of $8.3 million, or ($18.96) per share, in the first quarter of 2025, and net loss of $10.6 million, or ($34.59) per share, in the second quarter of 2024. The per share amounts have been adjusted to reflect a 1-for-28 reverse stock split that was effected prior to the Company's IPO. Second quarter non-GAAP net loss was $5.9 million compared to non-GAAP net loss of $5.2 million in the first quarter of 2025, and non-GAAP net loss of $7.4 million in the second quarter of 2024. The loss per share in the second quarter of 2025 was $(0.43) based on unaudited, pro forma common shares of 13.6 million as disclosed in the Company's prospectus.

Balance Sheet

Total cash and cash equivalents were $47.5 million as of June 30, 2025. Subsequent to the end of the second quarter, Ambiq completed its IPO and received net proceeds of $97.2 million from the issuance and sale of 4.6 million shares of common stock.

Third Quarter Business Outlook

Ambiq’s current expectations for the third quarter of 2025 ending September 30, 2025, include the following:

•
Net sales within a range of $17.5 million to $18.0 million
•
Non-GAAP loss per share within a range of ($0.35) to ($0.28) based on unaudited pro forma common shares of approximately 18.2 million as disclosed in the Company's prospectus.

Ambiq's third quarter financial outlook is based on assumptions that it believes to be reasonable as of the date of this release, but may be materially affected by many factors, as discussed below in "Forward-Looking Statements." Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise this outlook, whether as a result of new information, future events or otherwise, except as required by law. The Company is unable to include a reconciliation of forward-looking non-GAAP net loss to net loss, the most directly comparable GAAP measure, without unreasonable effort due to the high variability with respect to the impact of items such as income taxes, depreciation and amortization, stock-based compensation expense, gain on nonmonetary transaction, severance costs, initial public offering (IPO) and other transaction costs, warrant valuation and other items that are excluded from this non-GAAP measure.

Conference Call

Ambiq will host a conference call for analysts and investors today at 4:30 p.m. Eastern Time. Interested participants can access the call by dialing 1-800-715-9871 and providing conference ID 3633496. International callers may join the call by dialing +1-646-307-1963, using the same code. The call will also be available as a live and archived webcast on the Events & Presentations section of Ambiq’s Investor Relations website.

A telephone replay of the conference call will be available approximately two hours after the call through September 11, 2025. The replay can be accessed by dialing 1-800-770-2030 and using the playback ID 3633496. International callers should dial +1-647-362-9199 and enter the same ID at the prompt.

About Ambiq Micro

Headquartered in Austin, Texas, Ambiq’s mission is to enable intelligence (artificial intelligence (AI) and beyond) everywhere by delivering the lowest power semiconductor solutions. Ambiq enables its customers to deliver AI compute at the edge where power consumption challenges are the most severe. Ambiq’s technology innovations, built on the patented and proprietary subthreshold power optimized technology (SPOT®), fundamentally deliver a multi-fold improvement in power consumption over traditional semiconductor designs. Ambiq has powered over 280 million devices to date. For more information, visit www.ambiq.com.

Non-GAAP Financial Measures

Ambiq supplements its reporting of financial information determined under generally accepted accounting principles in the United States of America (GAAP), including the use of non-GAAP net loss and non-GAAP gross profit, both non-GAAP financial measures, to help make strategic decisions, establish budgets and operational goals for managing the business, analyzing financial results, and evaluating business performance. Ambiq defines non-GAAP net loss as net loss adjusted to exclude expenses not directly attributable to the performance of operations, such as income taxes, depreciation and amortization, stock-based compensation, gain on nonmonetary transaction, severance costs, transaction costs and warrant valuation. Ambiq defines non-GAAP gross profit as gross profit adjusted to exclude expenses not directly attributable to gross profit, such as depreciation and amortization, gain on nonmonetary transaction, and stock-based compensation.

Ambiq believes these non-GAAP financial measures provide additional tools for investors to use in comparing core business and results of operations over multiple periods with other companies in the industry, many of which present similar non-GAAP financial measures. However, Ambiq’s presentation of non-GAAP net loss, non-GAAP gross profit may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. Non-GAAP net loss, non-GAAP gross profit have limitations, and should not be considered as the sole measures of our performance and should not be considered in isolation from, or as a substitute for, net loss and gross profit calculated in accordance with GAAP.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to Ambiq’s expectations around its strategic initiatives and expected third quarter business outlook. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify including those described in the section titled "Risk Factors" in Ambiq's prospectus filed with the Securities and Exchange Commission ("SEC") on July 31, 2025, as well as in other filings Ambiq may make with the SEC in the future. Ambiq’s expectations, beliefs and projections are expressed in good faith and Ambiq believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date of this release. Ambiq undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett L. Perry

E: sheltonir@sheltongroup.com

AMBIQ MICRO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2025 and December 31, 2024

(Unaudited and in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$47,505	$60,981
Accounts receivable, net	7,787	10,401
Inventories, net	15,759	15,008
Prepaid expenses and other current assets	3,836	2,566
Total current assets	$74,887	$88,956
Property, equipment and software, net of accumulated depreciation and amortization of $13,927 and $13,158, respectively	3,997	2,616
Right-of-use assets, net	834	928
Intangible assets, net of accumulated amortization of $8,104 and $5,082, respectively	9,394	11,729
Other assets	51	49
Total assets	$89,163	$104,278
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,573	$2,933
Accrued and other current liabilities	8,388	8,202
Short-term lease liabilities	402	633
Total current liabilities	$13,363	$11,768
Long-term lease liabilities	471	333
Warrant liabilities	173	112
Other long-term liabilities	4,317	6,317
Total liabilities	$18,324	$18,530
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.000001 par value; 347,983,712 shares authorized; 341,496,158 shares issued and outstanding at June 30, 2025 and December 31, 2024	$378,150	$378,150
Stockholders’ deficit:
Common stock, $0.000001 par value; 500,000,000 shares authorized; 450,682 shares and 434,720 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	30,159	28,368
Accumulated deficit	(337,030)	(320,250)
Accumulated other comprehensive loss	(440)	(520)
Total stockholders’ deficit	(307,311)	(292,402)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$89,163	$104,278

AMBIQ MICRO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three and six months ended June 30, 2025 and 2024

(Unaudited and in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net sales	$17,873	$20,252	$33,605	$35,462
Cost of sales	10,703	13,841	18,046	22,817
Gross profit	7,170	6,411	15,559	12,645
Operating expenses:
Research and development	8,898	9,391	17,585	18,827
Selling, general, and administrative	7,069	7,983	15,512	13,971
Total operating expenses	15,967	17,374	33,097	32,798
Loss from operations	(8,797)	(10,963)	(17,538)	(20,153)
Other income	315	337	776	133
Loss before income taxes	(8,482)	(10,626)	(16,762)	(20,020)
Provision for income taxes	14	7	18	12
Net loss	$(8,496)	$(10,633)	$(16,780)	$(20,032)
Deemed dividends	—	(2,044)	—	(2,419)
Net loss attributable to common stockholders	$(8,496)	$(12,677)	$(16,780)	$(22,451)
Net loss per share attributable to common stockholders, basic and diluted	$(18.89)	$(34.59)	$(37.59)	$(61.57)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	449,785	366,509	446,390	364,662
Comprehensive loss:
Currency translation adjustment	110	(99)	80	51
Comprehensive loss	$(8,386)	$(10,732)	$(16,700)	$(19,981)
Deemed dividends	—	(2,044)	—	(2,419)
Comprehensive loss attributable to common stockholders	$(8,386)	$(12,776)	$(16,700)	$(22,400)

AMBIQ MICRO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2025 and 2024

(Unaudited and in thousands)

	For the six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(16,780)	$(20,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,814	3,169
Stock-based compensation	1,616	2,189
Gain on receipt of nonmonetary tangible assets	(1,600)	(1,600)
Change in right-of-use assets	510	520
Non-cash issuance of warrants	—	1,940
Change in warrant valuations and cancellations	60	—
Other	(110)	—
Changes in operating assets and liabilities
Accounts receivable	2,705	1,979
Inventories	(751)	11,027
Prepaid expenses and other assets	(1,257)	(1,908)
Other long-term assets	(1)	(176)
Accounts payable	874	381
Accrued and other current liabilities	446	(2,322)
Other long-term liabilities	(75)	(261)
Net cash used in operating activities	(10,549)	(5,094)
Cash flows from investing activities
Purchase of intangible assets	(2,687)	(1,505)
Purchases of property, equipment and software	(454)	(213)
Net cash used in investing activities	(3,141)	(1,718)
Cash flows from financing activities
Proceeds from issuance of preferred stock, net of issuance costs	—	51,496
Proceeds from exercise of stock options	175	293
Net cash provided by financing activities	175	51,789
Effect of exchange rate changes on cash and cash equivalents	39	(25)
Net (decrease) increase in cash and cash equivalents	(13,476)	44,952
Cash and cash equivalents at beginning of period	60,981	27,321
Cash and cash equivalents at end of period	$47,505	$72,273
Supplemental disclosure of non-cash investing and financing activities
Intangible assets in accounts payable, accrued and other long-term liabilities	8,328	1,280
Gain on receipt of nonmonetary tangible asset	1,600	1,600
Right-of-use assets obtained in exchange for new operating lease liabilities	383	321
Deemed dividends	—	2,419

The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Non-GAAP Net Loss:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2025	2024	2025	2024	2025
	(in thousands)
Net loss	$(8,496)	$(10,633)	$(16,780)	$(20,032)	$(8,284)
Add:
Income taxes	14	7	18	12	4
Depreciation and amortization	1,853	1,612	3,814	3,169	1,961
Stock-based compensation	765	1,637	1,616	2,189	851
Gain on nonmonetary transaction	—	—	(1,600)	(1,600)	(1,600)
Severance costs	—	—	—	706	—
IPO and other transaction costs	—	—	1,793	—	1,793
Warrant valuation	2	—	60	—	58
Non-GAAP net loss	$(5,862)	$(7,377)	$(11,079)	$(15,556)	$(5,217)

Non-GAAP Gross Profit:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2025	2024	2025	2024	2025
	(in thousands)
Gross profit	$7,170	$6,411	$15,559	$12,645	$8,389
Add:
Depreciation and amortization	430	174	992	399	562
Stock-based compensation	40	71	100	101	60
Gain on nonmonetary transaction	—	—	(1,600)	(1,600)	(1,600)
Non-GAAP gross profit	$7,640	$6,656	$15,051	$11,545	$7,411

Non-GAAP Operating Expenses:

	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
	2025	2024	2025	2024	2025
	(in thousands)
Operating expenses	$15,967	$17,374	$33,097	$32,798	$17,130
Less:
Depreciation and amortization	1,423	1,438	2,822	2,770	1,398
Stock-based compensation	725	1,566	1,516	2,088	791
Severance	—	—	—	706	—
Transaction costs	—	—	1,793	—	1,793
Non-GAAP operating expenses	$13,819	$14,370	$26,966	$27,234	$13,148